EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT (the "AGREEMENT"), dated as of the 27th day of March 2000 by and between BarPoint.com, Inc. (the "COMPANY") with an address at 1540 N.E. Quayside Terrace, Miami, Florida 33138 and Leigh M. Rothschild ("ROTHSCHILD") residing at 12864 Biscayne Boulevard, Unit 262, North Miami, Florida 33181.

         WHEREAS, Rothschild and the Company have agreed that Rothschild shall render services to the Company in the capacity of Chairman of Board of Directors of the Company pursuant to the terms of this Agreement.

         NOW THEREFORE, in consideration of the premises and of the mutual agreements herein set forth, the parties hereto have agreed and do hereby mutually agree as follows:

         1. EMPLOYMENT TERM: The term of this Agreement shall commence on the date hereof and shall expire two years thereafter (the "EMPLOYMENT PERIOD") subject to the provisions of Section 5, however, the Employment Period shall automatically be extended for an additional year unless, within 30 days prior to the end or the initial Employment Period and on each anniversary date thereafter, Rothschild or the Company shall deliver to the other, written notice of their intent not to renew this Agreement. In the event the term of Jeffrey Sass' Employment Agreement dated March 27, 2000 is extended, then this Employment Agreement shall be extended for the same term.

         2. DUTIES OF EXECUTIVE: Rothschild shall serve as Chairman of the Company and shall be required to perform such duties as may from time to time be required by the Board of Directors of the Company. Employment shall be on a full time basis except that Rothschild may act as a consultant to Ambergen, Inc. Rothschild hereby agrees that, during the term of his

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employment hereunder, he shall devote such time as is reasonably necessary to perform his duties pursuant to the terms of this Agreement. The Company agrees to indemnify Rothschild as an officer or director of the Company to the fullest extent permitted by law.

         3. COMPENSATION:

                  (a) As compensation for his services hereunder, the Company shall pay Rothschild, during the Employment Period, a base salary ("BASE SALARY") payable as follows:

                           (i) Three Hundred Thousand Dollars ($300,000.00) for the first year;

                           (ii) Three Hundred Fifty Thousand Dollars
                                ($350,000.00) for the second year;

                           The foregoing compensation shall be payable in
installments according to the Company's regular payroll practices and subject to such deductions as may be required by law.

                  (b) Rothschild shall also receive a bonus based upon a bonus plan to be established for executive officers of the Company, in each fiscal year during the Employment Period, payable as determined in the bonus plan.

                  (c) In each fiscal year during the Employment Period, the Company may contribute to an annuity or pension plan of Rothschild, which annuity or pension plan shall be designated by Rothschild.

                  (d) The Company may withhold from payments of Employee's salary amounts required to be withheld by the Company from time to time from such salary under applicable Federal, State, and local laws and regulations then in effect.

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                  (e) Upon submission of written statements and bills in
accordance with the then regular procedures of the Company, Rothschild shall be entitled to reimbursement for reasonable out-of-pocket expenses necessarily incurred in the performance of his duties hereunder, including, but not limited to, reimbursement for travel and car expenses. A Company credit card will also be made available to Rothschild. In addition, the Company agrees to lease for Rothschild a company automobile that it shall pay for in the amount of $750 per month plus tax, cost of insurance, maintenance and gasoline. (If the car lease is more than $750.00, Rothschild shall make up the difference on his own.)

         4. EMPLOYEE BENEFITS:

                  (a) Rothschild shall be included to the extent eligible thereunder (at the expense of the Company, if appropriate) in any and all existing plans (and any plans which may be adopted in the future) providing benefits for the Company's employees generally, including, but not limited to, group life and disability insurance, hospitalization, medical, vacation, retirement, stock option plans and any and all similar or comparable benefits.

                  (b) Due to the fact that the Company's success is dependent upon the activities of Rothschild, the Company will provide keyman insurance on the life of Mr. Rothschild in the amount of $1,000,000.00 and Rothschild will cooperate in obtaining and maintaining such policy. This policy shall be a whole life insurance policy (the "POLICY"). At the termination of this Agreement, for any reason, the Company shall, at Rothschild's sole option, assign Rothschild all of its right, title and interest in the Policy. At that time, Rothschild may, at his expense, cause the Policy to continue in full force and effect and shall have the option to designate a beneficiary of his choice.

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         5. TERMINATION:

                  (a) The Company may terminate Rothschild's employment hereunder at any time for cause only by written notice but only after a decision by the Board of Directors of the Company which is communicated to Rothschild in writing thirty (30) days prior to the effective date of termination; PROVIDED HOWEVER, that the Company pays to Rothschild a severance payment equal to the aggregate Base Salary otherwise owed to him over the remaining term of the Employment Period, said remaining term not to include any extensions (as detailed in Section 1, herein) that have not commenced as of the date of termination, and allow Rothschild to retain any options granted under any option plan granted to him notwithstanding the fact that such options may not be vested and/or exercisable at the time of termination under this Section 5(a).

                  (b) For purposes of this Agreement "For Cause" shall mean:

                           (i) Deliberate misappropriating any funds or properties of the Company;

                           (ii) Gross mismanagement of the Company;

                  (c) In the event that Rothschild dies or becomes disabled so as not to be able to perform his duties as set forth herein for a period exceeding twelve (12) months, this Agreement shall terminate (as permissible under the Americans with Disabilities Act) and no further compensation shall be payable to Rothschild, except as may otherwise be provided under any insurance policy, employee benefit plan, or similar instrument; PROVIDED HOWEVER, that during any such period of disability, Rothschild shall be entitled to his base salary as provided under Section 3(a) for a period not to exceed twelve (12) months.

                  (d) CHANGE OF CONTROL: In the event Rothschild shall no longer be a director or Chairman of the Company, then Rothschild may terminate this Agreement and Rothschild shall


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be entitled to continue to receive his Base Salary as set forth in Section 3(a)
above for the remainder of the Employment Period, said remainder not to include any extensions (as detailed in Section 1, herein) that have not commenced as of the date of Rothschild's termination and shall be entitled to retain any options granted under any option plan notwithstanding the fact that such options may not be vested and/or exercisable at the time of termination under this Section 5(d).

         6. COVENANT NOT TO COMPETE: The parties agree that the Company has a legitimate business interest, including, but not limited to: (1) trade secrets, which include but are not limited to, intellectual properties, client lists, customer lists, vendor lists, and marketing programs developed by and unique to the Company; (2) valuable confidential business or professional information that otherwise does not qualify as trade secrets; (3) substantial relationship with specific prospective or existing clients and vendors or suppliers; (4) client, vendor and supplier goodwill associated with an ongoing business by way of the name BarPoint.com, Inc. located throughout the United States; (5) extraordinary or specialized training in the technology and computer science technology field; and (6) the assets, corporate shares, investments and equity interests of the Company.

                  The parties further agree that the Company has a reasonable legitimate business interest and a protectable interest in the right to prevent direct and indirect solicitation of existing clients and business relationships and investment in extraordinary training of its current employees.

                  In view of the foregoing, Rothschild's employment by the Company in a very skilled, highly valued position within its highly specialized organization and the payment of


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compensation listed herein and other valuable consideration, it is further mutually agreed as follows:

                  (a) Rothschild recognizes and acknowledges, as aforesaid, that the Company has made a substantial investment in time and expense in its highly specialized business and that the very nature of Rothschild's position will enable Rothschild to obtain and become familiar with certain trade secrets, confidential information concerning business techniques, methodologies, marketing efforts, highly specialized employee training, intellectual properties vendor lists, other lists and client relationships of the Company.

                  (b) Because of the competitive environment in which the Company must conduct its business, Rothschild agrees and understands that material and irreparable injury would be done to the Company if Rothschild should violate the said legitimate business interest and protectable interest, or assist competitors, or engage in solicitation of existing clients or business relationships.

                  (c) Rothschild will not, during his employment with the Company or any time thereafter, use, offer, disclose or divulge by any means, directly or indirectly, any of the trade secrets, confidential information, vendor lists or client lists of the Company. Rothschild further agrees that during his employment with the Company and prior to the later of: (i) termination of his employment with the Company; or (ii) the due date of his final payment of salary due hereunder, he will not engage in solicitation of existing client lists and vendor lists of the Company, which are the property of the Company and which Rothschild acquired knowledge of in the course of and by virtue of his employment with the Company, to any corporation, firm, person, partnership, associations or other business entity, or use such information in any manner contrary to this Agreement.

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                  The parties agree that the foregoing is reasonable.

                  Rothschild agrees that, commencing the date hereof and continuing until the due date of his final payment of salary due hereunder, he will not, except on behalf of the Company or with the written consent of the
Company: (i) engage in any business activity in the United States, directly or indirectly, on his own behalf or as a partner, stockholder (except by ownership of less than ten percent (10%) of the outstanding stock of a publicly-held corporation), director, trustee, principal, agent, employee, consultant or otherwise of any person, firm or corporation which then is competitive with an activity in which the Company or any parent or subsidiary of the Company is then engaged at the time; (ii) allow the use of his name by or in connection with any business activity which then is principally competitive with any activity in which the Company or any of its parents or subsidiaries is then engaged; or
(iii) offer employment to or employ, for himself or on behalf of any then competitor of the Company or any of its parents or subsidiaries, any persons who at any time within the prior six (6) months shall have been employed by the Company or any parent or subsidiary of the Company.

                  Rothschild recognizes that as an officer and/or director of the Company, he has a fiduciary duty to reveal to the Company all business opportunities that he may discover if said opportunities concern technology, products or business which is related, either directly or indirectly, to the Company's type of technology, products or business, either at the present or in the anticipated future. In that event, the Company shall have the first right to participate in said business opportunity. For the purpose of this section, a business opportunity shall include but shall not be limited to, the purchase of any interest in any business entity which is related to the type of technology products or business of the Company, by either Rothschild, any agent of Rothschild, or any entity controlled by Rothschild, its officers, directors, agents, attorneys,


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employees, subsidiaries, parents, affiliates, joint venturers, partners, division, predecessors, and all other persons acting for, purporting to act for or subject to the control of Rothschild.

         7. DEFAULT - REMEDIES: In the event of proof of breach by Rothschild, the Company shall be entitled to pursue any remedy at law or equity, and shall specifically have the right to terminate any further payments of any kind or nature to be made under this Agreement.

         8. CONFIDENTIAL INFORMATION: Except as otherwise required by law, Rothschild shall not disclose or use at any time, except as part of his employment by the Company, either during or subsequent to such employment, any secret or confidential information or knowledge obtained by Rothschild while employed by the Company. Without limiting the generality of the foregoing, Rothschild shall not disclose or use any information pertaining to the business of the Company or any parent or subsidiary of the Company, including, but not limited to, profit figures, names of or relationships with customers or advertisers, or the terms of any contracts to which it or they may be a party. The obligation imposed by this Section 8 shall survive the expiration or other termination of this Agreement.

         9. SURRENDER OF DOCUMENTS: Rothschild shall, at the request of the Company, promptly surrender to the Company or its nominee, upon any termination of his employment hereunder, or at any time prior thereto, any document, memorandum, record, letter, specification or other paper in his possession or under his control relating to the operations, business, customers, or affairs of the Company or its affiliates.

         10. WAIVER OF BREACH: The waiver by either the Company or Rothschild of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either the Company or Rothschild.

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         11. SEVERABILITY: The invalidity or unenforceability of any provision of this Agreement, whether in whole or in part, shall not in any way affect the validity or enforceability of any other part of such provision or of any provision herein contained, and any invalid or unenforceable provision or part thereof shall be deemed severable to the extent of any such invalidity or unenforceability. If such invalidity or unenforceability is due to the unreasonableness of the time or geographical area covered by the covenants or restrictions of such provision, such covenants and restrictions shall nevertheless be effective for such period of time and for such area as may be determined to be reasonable by a court of competent jurisdiction.

         12. INTERPRETATION: No provision of this Agreement is to be interpreted for or against any party because that party or that party's legal representative drafted such provision.

         13. ASSIGNMENT; BINDING EFFECT: This Agreement is for personal services of Rothschild and shall not be assignable by the Company. This Agreement shall not be assignable in whole or in part by Rothschild, except that Rothschild may assign the Agreement to any successor in interest to the Company's business. The rights and obligations of the parties shall inure to the benefit of, and be binding upon, their respective heirs, personal representatives, successors and assigns.

         14. NOTICES:

                  (a) All notices, requests, demands, and other communications hereunder must be in writing and shall be deemed to have been given if delivered by hand or mailed within the continental United States by first class, certified mail, return receipt requested, postage and


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registry fees prepaid, or sent by telecopier (with receipt confirmation), to the applicable party and addressed as follows:

                           (i) if to the Company at the address set forth above.

                           (ii) if to Rothschild at the address set forth above.

                  (b) Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice or other communication sent by telecopier transmission shall be deemed given at the time of written confirmation of receipt.

         15. ENTIRE AGREEMENT OF THE PARTIES: This Agreement expresses the entire agreement of the parties, and all promises, representations, understandings, arrangements and prior agreements are merged herein and superseded hereby. No person, other than pursuant to a resolution of the Company's Board of Directors, shall have any authority on behalf of the Company to agree to modify or change this Agreement or anything in reference thereto, and any such modification or change must be in writing and signed by both parties hereto.

         16. LAWS GOVERNING: This Agreement has been entered into in the State of Florida and shall be construed, interpreted and governed in accordance with the laws of the State of Florida without regard to the choice of laws provisions thereof.

         17. COUNTERPARTS: This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one document.

         18. PRIOR AGREEMENTS: The Employment Agreement dated June 3, 1999 between the parties hereto is hereby terminated and superceded by this Agreement. This Agreement


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supercedes any and all prior agreements, understandings, and negotiations relating to the subject matter herein and constitutes the entire agreement between the parties relating to such subject matter.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and Rothschild has hereunto set his hand as of the day and year first above written.

 BARPOINT.COM, INC.                                LEIGH M. ROTHSCHILD

By:      /S/ JEFFREY W. SASS                       /S/ LEIGH M. ROTHSCHILD
   ------------------------------------            -----------------------

Name: Jeffrey W. Sass
Title:   Executive Vice-President

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